UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 5, 2007

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2007, the Board of Directors of MarkWest Hydrocarbon, Inc. (the “Company”), approved the Company’s entry into an employment agreement (“Employment Agreement”) with Frank M. Semple, the Company’s President and Chief Executive Officer.  This Employment Agreement replaces Mr. Semple‘s previous employment agreement with the Company dated November 1, 2003 (See exhibit 10.18 to the Annual Report on Form 10-K for the year ended December 31, 2006).  Mr. Semple’s Employment Agreement has a term of three years, commencing as of September 5, 2007, the effective date of the agreement.  The Employment Agreement provides that the Company will pay Mr. Semple his current annual salary of $420,000, and provides that Mr. Semple is eligible to participate in the Company’s cash and equity incentive bonus programs based on criteria established by the Board of Directors of the Company.  If the Employment Agreement is terminated by the Company without cause, or is terminated by Mr. Semple for good reason (as defined in the agreement, including a change in control), or is terminated due to Mr. Semple’s death or disability, the Employment Agreement provides that the Company shall pay Mr. Semple a severance amount equal to: (i) thirty-six months of his then current base salary, plus (ii) three times the average annual bonus earned by Mr. Semple for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination. The Company would also pay the premiums for health insurance continuation under COBRA for up to a thirty-six month period, and the Company would accelerate the vesting of certain portions of outstanding equity awards.   Severance payments are conditioned on Mr. Semple entering into a release with the Company and his compliance with the non-compete and non-solicitation provisions under the Employment Agreement.  A copy of Mr. Semple’s employment agreement is attached hereto as Exhibit 10.1.

On September 5, 2007, the Board of Directors of MarkWest Hydrocarbon, Inc. also approved the Company’s entry into employment agreements with each of its other Named Executive Officers (see Item 11 in our Annual Report on Form 10-K for the year ended December 31, 2006), including:  Nancy K. Buese, Senior Vice President and Chief Financial Officer; Randy S. Nickerson, Senior Vice President and Chief Commercial Officer; John C. Mollenkopf, Senior Vice President and Chief Operations Officer; and C. Corwin Bromley, Senior Vice President, General Counsel and Secretary (collectively the “Executives”).  The Employment Agreements for each of the Executives are similar to each other in all material respects.  These Employment Agreements each have a term of three years, commencing as of September 5, 2007, the effective date of the agreements.  The Employment Agreements provide that the Company will pay the Executives their current annual salary, which ranges from $250,000 to $275,000, and provides that the Executives are eligible to participate in the Company’s cash and equity incentive bonus programs based on criteria established by the Board of Directors of the Company.  If an Executive’s Employment Agreement is terminated by the Company without cause, or is terminated by the Executive for good reason (as defined in the agreement, including a change in control), or is terminated due to the Executive’s death or disability, the Employment Agreement provides that the Company shall pay the Executive a severance amount equal to: (i) twenty-four months of the Executive’s then current base salary, plus (ii) two times the average annual bonus earned by the Executive for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination. The Company would also pay the premiums for health insurance continuation under COBRA for up to a twenty-four month period, and the Company would accelerate the vesting of certain portions of the Executive’s outstanding equity awards.   Severance payments are conditioned on the Executive entering into a release with the Company and the Executive’s compliance with the non-compete and non-solicitation provisions under the Employment Agreement.  A copy of the form of the Employment Agreement for the Executives is attached hereto as exhibit 10.2.

On September 5, 2007, the Compensation Committees of the Boards of Directors of the Company and of the general partner of MarkWest Energy Partners L.P. also approved a long-term equity incentive arrangement that would provide for grant of up to an additional 795,000 phantom units to senior executives and other key employees.  This long-term equity incentive arrangement is contingent upon the closing of the Redemption and Merger by and among the Company, MarkWest Energy Partners, L.P. and MWEP, L.L.C. as announced September 5, 2007.  The incentive equity grants under the approved program would be in the form of MarkWest Energy Partners, L.P. phantom units with distribution equivalent rights.  The phantom units vest on a time-based and performance-based schedule over a three year period. Forty percent (40%) of the total individual grant is based on continuing employment over the three-year vesting period, and sixty percent (60%) of the total individual grant is performance-based.   Vesting of the performance-based awards is conditional upon the achievement of designated annual financial performance goals established by the Board of Directors, with 10% of the performance-based awards reserved for vesting at the discretion of the Compensation Committee of the Board of Directors.  The annual financial performance goals will be based upon established targets of distributable cash flow per unit.  This long-term equity incentive arrangement also contains a recapture provision. If the annual performance targets are not achieved in year one and/or year two of the vesting schedule, but the cumulative three year overall performance goal is achieved, the recapture provision allows for the vesting of a reduced percentage of the year one and/or year two performance equity awards.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement with Frank M. Semple dated September 5, 2007.

10.2	Form of Executive Employment Agreement with the named executive officers dated September 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: September 11, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Chief Financial Officer